Exhibit 32

Certification of the Company’s Chief Executive Officer and Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Continental Resources, Inc. (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2008 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Harold G. Hamm	/s/ John D. Hart
Harold G. Hamm	John D. Hart
Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
August 8, 2008	August 8, 2008